Exhibit 99.1

               AMERIVEST PROPERTIES ANNOUNCES PHOENIX ACQUISITION:
           BUYS SOUTHWEST GAS BUILDING FOR $17 MILLION; ALSO ANNOUNCES
         CLOSING OF $29 MILLION LOAN REFINANCING WITH TEACHERS INSURANCE
              AND YEAR-END OCCUPANCY AND TOTAL RETURN PERFORMANCE

     DENVER, CO, February 7, 2003 -- AmeriVest Properties Inc. (AMEX: AMV) announced today that it has acquired the Southwest Gas Building in Phoenix, Arizona for $17,000,000. The Southwest Gas Building contains 147,660 rentable square feet and is 97% leased.

     The Southwest Gas Building is a class "A" office building located in northwest Phoenix in the Grove at Black Canyon business park at the intersection of Peoria Avenue and I-17 (the Black Canyon Freeway.) The eight-story building and parking area on 7.38 acres of land was built in 1987 and is leased to 12 tenants, with an average tenant size of 11,983 square feet.

     The Southwest Gas Building is being purchased at a first year capitalization rate in excess of 10%. The purchase price of $17,000,000 ($115/SF) is being paid with $11,900,000 from the company's Senior Secured Revolving Line of Credit and the balance from a Senior Secured Term Loan, both from Fleet National Bank. It is anticipated that the company will repay the Senior Secured Term Loan on or before August 6, 2003.

     William Atkins, Chairman and CEO of AmeriVest stated, "the Southwest Gas Building represents our second acquisition in Phoenix and nicely complements our 100% leased Arrowhead Fountains building in Peoria, Arizona. We have now acquired buildings in two of the key submarkets we have identified in Phoenix as appropriate for our small tenant strategy. Although the average tenant size in the Southwest Gas Building exceeds our portfolio average, as with other buildings we have recently acquired, we expect the average tenant size to decline over time. We believe that the building can be the preeminent address for small to medium-sized tenants in this submarket" added Atkins. Southwest Gas Corporation occupies more than 60,000 square feet under a lease expiring in 2009.

     Atkins further noted, "the acquisition of the Southwest Gas Building represents the culmination of our 2002 acquisition efforts. The previous acquisitions were funded primarily from the proceeds of our follow-on common stock offering completed in June 2002. Our ability to increase our revolving line of credit and obtain subordinated debt from our primary bank lender, Fleet National Bank, to purchase the Southwest Gas Building positions us to enter 2003 having added four high quality office properties since last September to our growing office portfolio." Since 1999, AmeriVest has acquired nine office properties totaling more than 1,200,000 square feet in Denver, Dallas, Phoenix and Indianapolis.

Portfolio Loan Refinancing
--------------------------

     On December 23, 2002, the company completed its previously announced refinancing, borrowing $29,700,000 from Teachers Insurance and Annuity Association of America to refinance Arrowhead Fountains, the Kellogg Building and Sheridan Center. The loan bears interest at a fixed rate of 7.4% through

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January 1, 2013. In connection with the refinancing, the company wrote-off approximately $135,000 in unamortized loan fees related to the three refinanced loans in the fourth quarter of 2002. "This transaction allowed us to reduce our floating rate debt as a percentage of total mortgage debt from 54% at the end of 2001 to 47% at the end of 2002" noted Atkins. "We believe that the reduction in exposure to interest rate risk is appropriate given our long-term holding strategy for these assets."

     In discussing the refinancing transaction, Atkins noted, "the reduction in floating rate debt at year end gave us the flexibility to acquire the Southwest Gas Building, even though it temporarily increases our interest rate exposure. Consistent with our actions in 2002, we expect to refinance several properties in 2003 after lease up and stabilization."

     "Last year was a milestone for us in terms of growth and acquisitions" said Atkins. "Since January 2002, we have added more than 600,000 square feet to our portfolio. We also increased our outstanding shares by more than 4.3 million (almost 66%) from 2001. Significant costs of that rapid growth were recorded against our earnings in the fourth quarter, including the consolidation of Sheridan Realty Advisors, LLC ("SRA") effective November 1, 2002. After expensing the advisory fees to SRA, the unamortized loan fees and additional overhead expenses associated with the consolidation of SRA, we expect to record charges of approximately $1,500,000 or $0.13 per share in the quarter, erasing much of the contribution from the new acquisitions. Largely as a result of these one-time charges, 2002 will not be representative of our ongoing operations." Atkins further noted that, "much of the additional overhead and interest costs resulting from our 2002 transactions will be offset by the positive contribution from the Southwest Gas acquisition. We are very pleased with our portfolio going into 2003."

Total Returns and Occupancy
---------------------------

     "As we have said from the beginning," continued Atkins, "AmeriVest should be judged over the long term based on its total return to stockholders compared to the industry." In 2002, AmeriVest's total return to stockholders (dividends plus capital appreciation) was 16.1% compared to the NAREIT Office index return of -6.3%, the Morningstar REIT industry return of 10.0% and the S&P 500 return of -22.1%. AmeriVest has generated average annual returns to stockholders of more than 22% per year during the six full years it has been a public company.

     At December 31, 2002, AmeriVest's core portfolio occupancy was 91% compared to a market-weighted average of 81%. Excluding the recently acquired 69% occupied Centerra Building, core portfolio occupancy was 96% at December 31, 2002. "Although our core occupancy declined from the third quarter primarily as a result of tackling a lease-up play at Centerra, we remained a full 10% higher occupancy rate than the markets we are in. We continue to be pleased with the results of our focused small tenant strategy and are confident in our ability to satisfy our customers, our business partners and our shareholders over the long term" said Atkins.

     AmeriVest Properties Inc., with its principal office in Denver, Colorado, owns 27 office properties and is focused on serving small to mid-sized office tenants in select markets. Its common stock is listed on the American Stock Exchange under the symbol "AMV."

In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2001 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.

ACQUISITION SUMMARY
SOUTHWEST GAS BUILDING

Southwest Gas Building is a Class "A" eight-story building on a 7.38-acre site in Phoenix, Arizona.

Year Built:                     1987

Building Size:                  147,660

Occupancy:                      97%

Capital Improvements:           AmeriVest will eventually improve the property
                                with the small tenant amenities it offers in all its properties, including a common area conference room, electronic building directories and upgraded common area and tenant finishes.

Building Description:           The building consists of eight stories, with
                                approximately 18,500 square foot floor plates.
                                The Building's height and classic
                                "ribbon-window" architecture gives it a dominant presence along the Black Canyon Freeway. The two-story lobby includes a decorative granite floor and walls. The property features ten exterior balconies on the seventh and eighth floors. The site is landscaped with mature trees, shrubs, and flowering and granite ground cover. The efficient floor plates and location in the center of the Metrocenter area anchored by the Metrocenter Mall makes it one of the premier office buildings in the Northwest
                                Valley. Building systems include: four
                                elevators, automatic sprinklers, multiple zone
                                HVAC, and a card reader building access system.

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Parking:                        620 surface spaces of which 240 are covered by
                                23 parking canopies (4.2 spaces per 1,000 SF)

Purchase Price:                 $17,000,000 ($115 per RSF)

Closing Date:                   February 6, 2003

Average Tenant Size:            11,983 SF

First Year Cap Rate:            10% +

Investment Opportunity:         To acquire a superior building for small and
                                mid-sized tenants in the Northwest Valley sub market at an attractive going-in cap rate with a plan to stabilize the building occupancy and improve the building to attract smaller average size tenants over the long term.



2003                                           #####